Exhibit 3.14
C200817500258

SOSID: 1050367 Date Filed: 6/23/2008 3:25:00 PM Elaine F. Marshall North Carolina Secretary of State C200817500258
State of North Carolina
Department of the Secretary of State
ARTICLES OF INCORPORATION
Pursuant to §55-2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.
1.	The name of the corporation is: Spirit AeroSystems North Carolina, Inc.

2.	The number of shares the corporation is authorized to issue is: One (1)

3.	These shares shall be: (check either a or b)
a.	☑ all of one class, designated as common stock; or

b.	☐ divided into classes or series within a class as provided in the attached schedule, with the information required by N.C.G.S. Section 55-6-01.
4.	The street address and county of the initial registered office of the corporation is:

Number and Street 327 Hillsborough Street

City Releigh State NC Zip Code 27603 County Wake

5.	The mailing address, if different from the street address, of the initial registered office is:

Number and Street ______________________________________________________________________________________

City State Zip Code County

6.	The name of the initial registered agent is: Corporation Service Company

7.	Principal office information: (must select either a or b.)
a.	☑ The corporation has a principal office.
The Street address and county of the principal office of the corporation is:

Number and Street 3801 South Oliver Street

City Wichita State KS Zip Code 67210 County Sedgwick
The mailing address, if different from the street address, of the principal office of the corporation is:

Number and Street ______________________________________________________________________________________

City State Zip Code County
b.	☐ The corporation does not have a principal office.

CORPORATIONS DIVISION (Revised January, 2002)	P.O. BOX 29622	RALEIGH, NC 27626-0622 (Form B-01)

C200817500258
8.	Any other provisions, which the corporation elects to include, are attached.

9.	The name and address of each incorporator is as follows:

Jonathan A. Greenberg
Spirit AeroSystems, Inc.
3801 South Oliver,
Wichita, KS 67210

10.	These articles will be effective upon filing, unless a date and/or time is specified:

This the 20th day of June, 2008

/s/ Jonathan A. Greenberg
Signature
Jonathan A. Greenberg, Sole Incorporator Type or Print Name and Title

NOTES:
1.	Filing fee is $125. This document must be filed with the Secretary of State.
Instructions for Filing

CORPORATIONS DIVISION	P.O. BOX 29622	RALEIGH, NC 27626-0622
(Revised January, 2002)		(Form B-01)